UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) May 11, 2016

KOPIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North Drive, Westborough, MA		01581
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (508) 870-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The annual meeting of stockholders of Kopin Corporation (the “Company”) was held on May 11, 2016. The following matters were acted upon:
1. ELECTION OF DIRECTORS
John C.C. Fan, James K. Brewington, David E. Brook, Andrew H. Chapman, Morton Collins, Chi Chia Hsieh, and Michael J. Landine were all elected to serve as directors of the Company until the Company’s 2017 Annual Meeting and until their successors are duly elected and qualified. The results of the election of directors are as follows:

Nominee	Votes For	Votes Withheld
John C.C. Fan	41,267,541	2,670,681
James K. Brewington	41,176,355	2,761,867
David E. Brook	40,230,766	3,707,456
Andrew H. Chapman	32,773,577	11,164,645
Morton Collins	32,738,477	11,199,745
Chi Chia Hsieh	39,945,565	3,992,657
Michael J. Landine	40,792,726	3,145,496
2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.
A proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company was approved by the following votes:

Votes for	Votes Against	Abstain	Broker Non-Votes
58,910,864	822,107	175,319	0
3. AN ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION.
An advisory vote to approve the compensation of the Company’s named executive officers was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
31,180,867	12,514,486	242,869	15,970,068
As previously disclosed on a Form 8-K, as filed with the Securities and Exchange Commission on May 5, 2011, the Board has determined that the Company will hold an advisory shareholder vote on the compensation of executives every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated: May 11, 2016	By:	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)